Exhibit 8.1

LUSE GORMAN, PC

Attorneys at Law

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Telephone (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

April 19, 2021

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

215 West Broad Street

Mineola, Texas 75773

Boards of Directors:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Mineola Community Mutual Holding Company, a Texas -chartered mutual holding company (the “Mutual Holding Company”), from the mutual to capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Mineola Community Mutual Holding Company, adopted March 3, 2021 (the “Plan”), and the integrated transactions described below.

In connection with our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement filed by Texas Community Bancshares, Inc., a Maryland stock corporation (the “Holding Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion filed by the Mutual Holding Company with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Texas Department of Savings and Mortgage Lending (the “Texas Department”). In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you, dated March 9, 2021, stating its belief as to certain valuation matters described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Our opinion is based upon the existing provisions of the Code and the Treasury Regulations and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Mineola Community Saving Bank, S.S.B. (the “Bank”), Mineola Community Financial Group, Inc., a Delaware corporation (referred to as the “Mid-Tier Holding Company”), and the Holding Company, as set forth in the certificates for each of those aforementioned entities, which are signed by an authorized officer of each of the aforementioned entities and incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a Texas-chartered savings bank, which is headquartered in Mineola, Texas. The Bank was originally organized in 1934 and reorganized into the mutual holding company structure in 2008. The Bank is currently the wholly owned subsidiary of the Mid-Tier Holding Company, which is the wholly owned subsidiary of the Mutual Holding Company. The Mutual Holding Company is a mutual holding company with no stockholders. The depositors and borrowers of the Bank are considered the “owners” of the Mutual Holding Company and are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank adopted the Plan providing for the Conversion of the Mutual Holding Company from a Texas-chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock to depositors and borrowers of the Bank and to members of the general public in the Offering.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Holding Company will be organized as a first tier Maryland-chartered stock holding company subsidiary of the Mid-Tier Holding Company.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”), whereby the shares of Mid-Tier Holding Company common stock owned by the Mutual Holding Company will be cancelled and the Members (e.g., depositors and borrowers of the Bank) will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity, whereby the Bank will become the wholly-owned subsidiary of the Holding Company. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the Members as part of the MHC Merger will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account.

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale the Holding Company Common Stock in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for an intrest in the Bank Liquidation Account.

Following the Conversion, a Liquidation Account also will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the initial balances of the Liquidation Account will be equal to the Mutual Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the net assets of the MHC as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company Common Stock). The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are set forth in the Plan.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

As a result of the Conversion and Offering, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), Supplemental Eligible Account Holders, and certain other depositors and borrowers of the Bank as of the Member Voting Record Date who qualify as Other Members. Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public (with preferences given first to persons residing in the Local Community and if shares remain after the subscription and community offerings, shares may be offered, at the sole discretion of the Holding Company, to members of the general public in a Syndicated Community Offering.

Opinions

Based on the foregoing description of the Conversion, including the MHC Merger and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.          The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code)

2.          The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

3.          No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code)

4.          No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code)

5.          Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code)

6.          The basis of the assets of Mutual Holding Company (other than the stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

7.          The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets in the Mutual Holding Company. (Section 1223(2) of the Code)

8.          The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code)

9.          The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock and the constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code)

10.        No gain or loss will be recognized by the Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

11.        The basis of the assets of the Mid-Tier Holding Company (other than the stock in the Bank) to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code)

12.        The holding period of the assets of Mid-Tier Holding Company (other than the stock in the Bank) to be received by the Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code)

13.        Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account in the Holding Company. (Section 354 of the Code)

14.        It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as a result of their exercise of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182)

15.        It is more likely than not that the fair market value at the effective date of the Conversion of the benefit to Eligible Account Holders and Supplemental Eligible Account Holders provided by an interest in the Bank Liquidation Account which they receive is zero. Pursuant to the Plan, the Bank Liquidation Account supports the payment of the Liquidation Account in the unlikely event that either the Bank (or the Holding Company and the Bank) were to liquidate after the Conversion (including a liquidation of the Bank or the Bank and the Holding Company in a purchase and assumption transaction with a credit union acquiror) when the Holding Company lacks sufficient net assets to pay distributions from the Liquidation Account when due. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Conversion. (Section 356(a) of the Code)

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

16.        It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code)

17.        The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code)

18.        No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code)

Our opinion under paragraph 16 above is predicated on the representation that no person will receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under paragraph 14 is based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be subject to tax on the distribution of the subscription rights.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

Our opinion under paragraph 15 above is based on the premise that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero at the time of the Conversion. The Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account in a solvent liquidation of the Bank and/or Holding Company or if the Bank (or Bank and Holding Company) enters into a transaction to transfer its assets and liabilities to a credit union. We understand that: (i) no holder of an interest in a liquidation account has ever received payment of an interest in a liquidation account attributable to the liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable by an Eligible Account Holder or Supplemental Eligible Account Holder; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced, as described in the Plan; and (iv) holders of an interest in a Liquidation Account have received payments of their interest in only a limited number of instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumptions of liabilities of holding companies and subsidiary banks). These instances involved the purchase and assumption of the bank’s assets by a credit union. However, not all states permit the sale of a bank’s assets to credit unions, further limiting the opportunity for this type of transaction. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for Savings v. Bowers, 349 U.S. 143, 150 (1955).

In the present case, we believe that the same analysis as was applied in Paulsen and Society for Savings can be applied to the extremely remote contingency that a depositor will, at some undetermined time in the future, realize value from the sale of the bank’s assets to a credit union. First, some states prohibit a credit union from acquiring a bank’s assets through a purchase and assumption transaction. Second, although others do, as noted above, there have been only a limited number of instances where a credit union has acquired the assets of a bank where an amount representing the then-value of a liquidation account has been (or will be) paid to the bank’s eligible depositors. These instances all involved former mutual banks that were required to establish liquidation accounts in a conversion to a stock bank and who later engaged in a purchase and assumption transaction with a credit union. Less than a handful of instances out of hundreds of converted former mutual banks since 1816 (the date the first mutual bank was chartered in Massachusetts) have engaged in purchase and assumption transactions with credit unions and have been required to distribute to their depositors the remains of any liquidation accounts. Under these circumstances, we agree with the statement by the Supreme Court in Society for Savings that “any theoretical value reduces almost to the vanishing point.”

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If the IRS were to subsequently find that the Bank Liquidation Account had economic value as of the time of the Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder may need to recognize income in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion. However, we are not aware of any situation where rights in a bank liquidation account have been found to have an economic value at the time of a mutual-to-stock conversion or a second-step conversion.

LUSE GORMAN, PC

ATTORNEYS AT LAW

Boards of Directors

Mineola Community Mutual Holding Company

Mineola Community Financial Group, Inc.

Texas Community Bancshares, Inc.

Mineola Community Bank, S.S.B.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Federal Reserve and the Texas Department, and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,
/s/ Luse Gorman, PC
Luse Gorman, PC